UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 21, 2007
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California (Address of principal executive offices)		92704 (Zip Code)
Registrant's telephone number, including area code: (714) 656-1300
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 3 pages

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 21, 2007, John Jacobs, a member of the Board of Directors of Fuel Systems Solutions, Inc. (the "Company"), notified the Company that he has decided to not stand for re-election at the Company's annual meeting of stockholders which is scheduled for December 21, 2007. The Board's Nominating and Corporate Governance Committee intends to begin a search for a qualified replacement director to fill this vacancy. Mr. Jacobs' replacement will be appointed to serve on the Board until the 2008 annual meeting at which time the replacement director will be presented to the stockholders for a vote.

ITEM 8.01. OTHER EVENTS

The Company's board of directors has set the date and time of the 2007 annual meeting of stockholders as December 21, 2007 at 9:00 a.m. at the Company's headquarters, 3030 South Susan Street, Santa Ana, California 92704. Proxy statements are being mailed to all stockholders who held shares of the Company's common stock on the record date of November 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: November 28, 2007	By: /s/ Thomas M. Costales Thomas M. Costales Chief Financial Officer and Secretary